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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated February 17, 1998, relating to the combined financial statements of Ziff-Davis Inc. and ZD COMDEX and Forums Inc., and the consolidated financial statements of Ziff-Davis Inc. (formerly Ziff-Davis Publishing Company), which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
New York, NY

April 2, 1998